Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	DNT ASSET TRUST
Address:	270 PARK AVENUE NEW YORK, NY 10017
Date of Event Requiring Statement (Month/Day/Year):	February 23, 2026
Issuer Name and Ticker or Trading Symbol:	BLACKROCK MUNIYIELD QUALITY FUND, INC. [MQY]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	DNT ASSET TRUST By: __/s/ Tim A. Self______________ Name: Tim A. Self Title: Authorized Officer